Exhibit 10.5

FIRST AMENDMENT TO THE AGREEMENT

This First Amendment to the Agreement (the “First Amendment”) is made and entered into effective this 15th day of May, 2014, by and between Best Western International, Inc., an Arizona non-profit corporation (the “Company”) and David Kong (the “Executive”).

RECITALS

WHEREAS, on May 16th, 2013, the Company and the Executive entered into an Employment Agreement (“Agreement”);

WHEREAS, the Agreement provides that the Executive may terminate his employment with the Company either for or without “Good Reason”;

WHEREAS, the Agreement’s Section 3.2(b) defines the term “Good Reason”; and

WHEREAS, the Company and the Executive wish to amend and restate the Agreement’s Section 3.2(b) definition of “Good Reason”.

NOW, THEREFORE, the Agreement’s Section 3.2(b) definition of “Good Reason” is amended in the manner set forth below.

AGREEMENT

The Agreement’s Section 3.2(b) is hereby amended and restated as follows:

3.2(b) For purposes of this Agreement, “Good Reason” shall mean any of the following:

(i) The Company’s failure to elect or re-elect, or to appoint or reappoint, Executive as President and Chief Executive Officer;

(ii) The Company’s reduction of Executive’s Base Salary, unless such reduction is pursuant to a salary reduction program which affects all of the Company’s officers;

(iii) Relocation of the Company’s corporate headquarters to a place located outside of the greater Phoenix metropolitan area and Executive being required to perform substantial services at such new location;

(iv) The Executive reasonably believes that:

a)	His ability to perform as the President and Chief Executive Officer has been compromised; or

b)	He no longer has the support of the Board of Directors with regard to his employment, duties or responsibilities as President and Chief Executive Officer;

Evidence of such belief may include, but is not limited to a Director’s written communication to Best Western members or a Director’s statement made at a meeting attended by Best Western members or international affiliates regarding the motives, professionalism or performance of the Executive and/or his executive team; or

(v) Material breach of this Agreement by the Company;

provided, however, that Executive shall not have Good Reason to terminate his employment unless within ninety (90) days of the occurrence of a condition or event described in (i-v) above, the Executive gives written notice of such occurrence to the Company and the Company fails to cure such condition or event within thirty (30) days of receiving such written notice.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the day and year first above written.

COMPANY:

BEST WESTERN INTERNATIONAL, INC.,		EXECUTIVE
An Arizona non-profit corporation

By	/s/ Dilipkumar Patel
	Dilipkumar Patel	/s/ David Kong
Its	Board of Directors Chairperson	David Kong

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